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Exhibit 3.24

STATE OF FLORIDA

ARTICLES OF INCORPORATION

OF

OHI (FLORIDA), INC.

        FIRST: THE CORPORATE NAME THAT SATISFIES THE REQUIREMENTS OF SECTION 607.0401 IS: OHI (FLORIDA), INC.

        SECOND: THE ADDRESS OF THE PRINCIPAL OFFICE, AND THE MAILING ADDRESS OF THE CORPORATION IS: 905 WEST EISENHOWER, SUITE 110, ANN ARBOR, MI 48103

        THIRD: THE NUMBER OF SHARES THE CORPORATION IS AUTHORIZED TO ISSUE IS: 1,000

        *FOURTH: (a) IF THE SHARES ARE TO BE DIVIDED INTO CLASSES, THE DESIGNATION OF EACH CLASS IS:

N/A

          (b)   STATEMENT OF THE PREFERENCES, LIMITATIONS AND RELATIVE RIGHTS IN RESPECT OF THE SHARES OF EACH CLASS:

CLASS	PREFERENCES	LIMITATIONS	RELATIVE RIGHTS
N/A

        *FIFTH: (a) IF THE CORPORATION IS TO ISSUE THE SHARES OF ANY PREFERRED OR SPECIAL CLASS IN SERIES, THE DESIGNATION OF EACH SERIES IS:

N/A

(*Optional)

          (b)   STATEMENT OF THE VARIATIONS IN THE RELATIVE RIGHTS AND PREFERENCES AS BETWEEN SERIES INSOFAR AS THE SAME ARE TO BE FIXED IN THE ARTICLES OF INCORPORATION:

SERIES	RELATIVE RIGHTS	PREFERENCES
N/A

          (c)   STATEMENT OF ANY AUTHORITY TO BE VESTED IN THE BOARD OF DIRECTORS TO ESTABLISH SERIES AND FIX AND DETERMINE THE VARIATIONS IN THE RELATIVE RIGHTS AND PREFERENCES BETWEEN SERIES:

N/A

        SIXTH: PROVISIONS GRANTING PREEMPTIVE RIGHTS ARE:

NONE

        SEVENTH: PROVISIONS FOR THE REGULATION OF THE INTERNAL AFFAIRS OF THE CORPORATION ARE:

        To the fullest extent permitted by applicable law, as it now exists or may hereafter be amended, the Corporation shall indemnify all persons serving as directors of the Corporation against all liability and litigation expense, including but not limited to reasonable attorneys' fees, arising out of their status as such or their activities in the foregoing capacity, regardless of when such status existed or activity occurred and regardless of whether or not they are directors of the Corporation at the time such indemnification is sought or obtained. Without limiting the generality of the foregoing indemnity, such persons may also recover from the Corporation all reasonable costs, expenses and attorneys' fees in connection with the enforcement of rights to indemnification granted by this Article. The provisions of this Article are in addition to and not in limitation of the power of the Corporation with respect to, and the rights of any director of the Corporation to receive the benefits of, any other or further indemnification, insurance, elimination of liability or other right or benefit which is either required by the Florida Corporation Act or permitted thereby and duly adopted by the Corporation in accordance therewith.

          To the fullest extent permitted by applicable law, as it now exists or may hereafter be amended, no director of the Corporation shall have any personal liability arising out of any action, whether by or in the right of the Corporation or otherwise, for monetary damages for breach of his or her duty as a director. This Article shall not impair any right to receive indemnity or insurance from the Corporation or any third party which any director may now or hereafter have. Any repeal or modification of this Article shall not impair or otherwise adversely affect any limitation on, or elimination of, the personal liability of a director effected hereby with respect to acts or omissions occurring prior to such repeal or modification.

        EIGHTH: THE STREET ADDRESS OF THE INITIAL REGISTERED OFFICE OF THE CORPORATION IS     1200 South Pine Island Rd, Plantation, Florida 33324    , AND THE NAME OF ITS INITIAL REGISTERED AGENT AT SUCH ADDRESS IS     CT CORPORATION SYSTEM

        *NINTH: THE NUMBER OF DIRECTORS CONSTITUTING THE INITIAL BOARD OF DIRECTORS OF THE CORPORATION IS                         , AND THE NAMES AND ADDRESSES OF THE PERSONS WHO ARE TO SERVE AS DIRECTORS UNTIL THE FIRST ANNUAL MEETING OF SHAREHOLDERS OR UNTIL THEIR SUCCESSORS ARE ELECTED AND SHALL QUALIFY ARE:

        TENTH: THE NAME AND ADDRESS OF EACH INCORPORATOR IS:

Michael R. Dalida	30600 Telegraph Rd., Bingham Farms, MI 48025
Marc A. Gillis	30600 Telegraph Rd., Bingham Farms, MI 48025

        THE UNDERSIGNED HAS (HAVE) EXECUTED THESE ARTICLES OF INCORPORATION

        THIS     9th     DAY OF     September, 19  94  .

/s/ Marc A. Gillis
SIGNATURE/TITLE
/s/ Michael R. Dalida
SIGNATURE/TITLE
SIGNATURE/TITLE

ACCEPTANCE BY THE REGISTERED AGENT AS REQUIRED IN SECTION 607.0501 (3) F.S.: CT CORPORATION SYSTEM IS FAMILIAR WITH AND ACCEPTS THE OBLIGATIONS PROVIDED FOR IN SECTION 607.0505.

DATED: 9-9, 19 94 .
CT CORPORATION SYSTEM
	BY	/s/ Sharon L. Gahlau
SHARON L. GAHLAU
(TYPE NAME OF OFFICER)
ASSISTANT VICE PRESIDENT
(TITLE OF OFFICER)

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STATE OF FLORIDA ARTICLES OF INCORPORATION OF OHI (FLORIDA), INC.